Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Armada Hoffler Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o)	(1)	(1)	(1)	0.00011020	(1)
	Equity	6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	457(o)	(1)	(1)	(1)	0.00011020	(1)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$205,000,000		$22,591(1)
	Total Fees Previously Paid							-
	Total Fee Offsets							$22,591(2)
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	Armada Hoffler Properties, Inc.	424(b)(2)	333-236982	03/10/2020		$22,591(2)	Equity	Common Stock, $0.01 par value per share, and 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	(3)	$205,000,000
Fee Offset Sources	Armada Hoffler Properties, Inc.	424(b)(2)	333-236982		03/10/2020						$22,591

(1)	In accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registration fee was calculated based on the maximum aggregate offering price of $205,000,000 of the securities offered by this prospectus supplement.

(2)	On March 10, 2020, we filed a prospectus supplement (the “Prior Prospectus Supplement”) to the base prospectus contained in our Registration Statement on Form S-3 (File No. 333-236982) filed on March 9, 2020 (the “Prior Registration Statement”). In connection with such filing, we paid a filing fee of $38,940 to register $300,000,000 in securities. There were $205,000,000 in unsold securities under the Prior Registration Statement that were offered by means of the Prior Prospectus Supplement, the offering of which is terminated as of the date hereof. Pursuant to Rule 457(p) under the Securities Act, we applied $22,591 of the registration fee previously paid in connection with unsold shares of our securities registered under the Prior Registration Statement toward the payment of the registration fee for the securities registered hereunder. Accordingly, there is no registration fee due in connection with this prospectus supplement.

(3)	There were $205,000,000.00 in unsold securities under the Prior Registration Statement that were offered by means of the Prior Prospectus Supplement, the offering of which is terminated as of the date hereof.